Exhibit 99.1

Qualys Announces Second Quarter 2019 Financial Results

Revenue Growth of 16% Year-Over-Year

GAAP EPS: $0.39; Non-GAAP EPS: $0.55

Raises 2019 GAAP EPS Guidance to $1.24-$1.28

Raises 2019 Non-GAAP EPS Guidance to $2.03-$2.07

Foster City, Calif., – July 31, 2019 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the second quarter ended June 30, 2019. For the quarter, the Company reported revenues of $78.9 million, net income under United States Generally Accepted Accounting Principles (“GAAP”) of $16.2 million, non-GAAP net income of $22.9 million, adjusted EBITDA of $33.4 million, GAAP earnings per diluted share of $0.39, and non-GAAP earnings per diluted share of $0.55.

“With almost 24 million Qualys Cloud Agent subscriptions at the end of Q2, we are clearly solving a critical problem in security by providing a technology platform that enables organizations to consolidate the plethora of point solutions. Our innovative cloud agent technology has been recognized by the issuance of four patents, which were filed in 2008,” said Philippe Courtot, chairman and CEO of Qualys. “With the launch of our groundbreaking Global IT Asset Discovery and Inventory solution as a free service, we hope to accelerate cloud agent deployment across environments, resulting in increased multi-product adoption by our customers, creating a significant barrier to competitive point solutions.”

Qualys Announces a New Prescription for Security – https://investor.qualys.com/node/13046/pdf

Qualys Awarded Four Patents for the Qualys Cloud Agent – https://investor.qualys.com/node/13056/pdf

Second Quarter 2019 Financial Highlights

Revenues: Revenues for the second quarter of 2019 increased by 16% to $78.9 million compared to $68.2 million for the same quarter in 2018.

Gross Profit: GAAP gross profit for the second quarter of 2019 increased by 18% to $61.4 million compared to $51.9 million for the same quarter in 2018. GAAP gross margin percentage was 78% for the second quarter of 2019 compared to 76% for the same quarter in 2018. Non-GAAP gross profit for the second quarter of 2019 increased by 19% to $63.4 million compared to $53.4 million for the same quarter in 2018. Non-GAAP gross margin percentage was 80% for the second quarter of 2019 compared to 78% for the same quarter in 2018.

Operating Income: GAAP operating income for the second quarter of 2019 increased by 48% to $16.1 million compared to $10.9 million for the same quarter in 2018. As a percentage of revenues, GAAP operating income was 20% for the second quarter of 2019 compared to 16% for the same quarter in 2018. Non-GAAP operating income for the second quarter of 2019 increased by 33% to $27.0 million compared to $20.4 million for the same quarter in 2018. As a percentage of revenues, non-GAAP operating income was 34% for the second quarter of 2019 compared to 30% for the same quarter in 2018.

Net Income: GAAP net income for the second quarter of 2019 was $16.2 million, or $0.39 per diluted share, compared to $10.3 million, or $0.24 per diluted share, for the same quarter in 2018. Non-GAAP net income for the second quarter of 2019 was $22.9 million, or $0.55 per diluted share, compared to non-GAAP net income of $16.4 million, or $0.39 per diluted share, for the same quarter in 2018.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2019 increased by 25% to $33.4 million compared to $26.7 million for the same quarter in 2018. As a percentage of revenues, adjusted EBITDA was 42% for the second quarter of 2019 compared to 39% for the same quarter in 2018.

Operating Cash Flow: Operating cash flow for the second quarter of 2019 increased by 52% to $36.9 million compared to $24.2 million for the same quarter in 2018. As a percentage of revenues, operating cash flow was 47% for the second quarter of 2019 compared to 36% for the same quarter in 2018.

Second Quarter 2019 Business Highlights

Select New Customers:

Altria Group, Inc., Arthur J. Gallagher & Co., Bank OZK, Bayer AG, Bloomberg L.P., City of Atlanta, Elastic, Navisite, Inc., Navy Federal Credit Union, Nordstrom, SentinelOne, and Signature Bank.

Business Highlights:

•	Selected by the Center for Internet Security (CIS) to provide its members with continuous monitoring of internet-facing digital certificates and SSL/TLS configurations.

•	Unveiled a new Cloud Agent Gateway (CAG), a major extension of the Cloud Agent Platform, that drastically simplifies large-scale deployments across on-premise and hybrid cloud environments.

•	Established a partnership with Coalfire to integrate Qualys’ vulnerability management and continuous monitoring capabilities into Coalfire’s Secure Cloud Automation Services (SCAS).

Financial Performance Outlook

Third Quarter 2019 Guidance: Management expects revenues for the third quarter of 2019 to be in the range of $82.2 million to $82.7 million, representing 15% growth over the same quarter in 2018. GAAP net income per diluted share is expected to be in the range of $0.30 to $0.32, which assumes an effective income tax rate of 24%. Non-GAAP net income per diluted share is expected to be in the range of $0.52 to $0.54, which assumes a non-GAAP effective income tax rate of 22%. Third quarter 2019 earnings per share estimates are based on approximately 41.6 million weighted average diluted shares outstanding for the quarter.

Full Year 2019 Guidance: Management expects revenues for the full year 2019 to be in the range of $321 million to $322.5 million, representing 15% to 16% growth over 2018. GAAP net income per diluted share is now expected to be in the range of $1.24 to $1.28, up from the previous guidance range of $1.02 to $1.07. This assumes an effective income tax rate of 19%, down from the previous assumption of 23%. Non-GAAP net income per diluted share is now expected to be in the range of $2.03 to $2.07, up from the previous guidance range of $1.89 to $1.94. This assumes a non-GAAP effective income tax rate of 22%. Full year 2019 earnings per share estimates are based on approximately 41.7 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its second quarter 2019 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, July 31, 2019. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID # 1782618. The live webcast of Qualys’ earnings conference call, investor presentation, and prepared remarks can also be accessed at https://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Vinayak Rao

Vice President, Corporate Development and Investor Relations

(650) 801-6210

ir@qualys.com

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 12,200 customers and active users in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes and substantial cost savings. The Qualys Cloud Platform and its integrated cloud apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance and protection for IT systems and web applications on-premises, on endpoints and elastic clouds. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading cloud providers like Amazon Web Services, Microsoft Azure and the Google Cloud Platform, and managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our expectations regarding our Qualys Cloud Platform innovation and the capabilities of our platform; the protections of our patent portfolio; the benefits of our strategic acquisitions; the benefits of our new products, integrations, collaborations and joint solutions; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2019, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the third quarter and full year 2019. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission on May 3, 2019.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA (defined as earnings before interest expense, taxes, depreciation, amortization, stock-based compensation, interest income and other income (expense), net, non-recurring expenses, and acquisition-related expenses that do not reflect ongoing costs of operating the business) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment and principal payments under capital lease).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, non-recurring expenses and acquisition-related expenses that do not reflect ongoing costs of operating the business. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenue recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the third quarter and full year 2019 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2019. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes its estimated non-GAAP effective tax rate of 22% in 2019 is a reasonable estimate under its global operating structure. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$78,929	$68,153	$154,272	$133,031
Cost of revenues (1)	17,537	16,248	35,246	32,149

Gross profit	61,392	51,905	119,026	100,882
Operating expenses:
Research and development (1)	17,695	13,128	33,532	25,681
Sales and marketing (1)	17,165	18,976	34,480	35,209
General and administrative (1)	10,424	8,906	20,855	20,691

Total operating expenses	45,284	41,010	88,867	81,581

Income from operations	16,108	10,895	30,159	19,301
Other income (expense), net:
Interest expense	(28)	(39)	(70)	(77)
Interest income	2,198	1,452	4,249	2,542
Other income (expense), net	231	(529)	8	(336)

Total other income (expense), net	2,401	884	4,187	2,129

Income before income taxes	18,509	11,779	34,346	21,430
Provision for income taxes	2,277	1,486	4,848	1,995

Net income	$16,232	$10,293	$29,498	$19,435

Net income per share:
Basic	$0.41	$0.26	$0.75	$0.50

Diluted	$0.39	$0.24	$0.71	$0.46

Weighted average shares used in computing net income per share:
Basic	39,198	38,987	39,143	38,843

Diluted	41,530	42,215	41,570	42,074

(1) Includes stock-based compensation as follows:

Cost of revenues	$552	$609	$1,097	$1,263
Research and development	2,704	1,976	5,044	3,817
Sales and marketing	1,063	1,105	2,131	2,506
General and administrative	4,016	3,333	8,508	8,328

Total stock-based compensation	$8,335	$7,023	$16,780	$15,914

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$91,381	$41,026
Short-term marketable securities	207,626	248,140
Accounts receivable, net	63,184	75,825
Prepaid expenses and other current assets	19,395	13,974

Total current assets	381,586	378,965
Long-term marketable securities	111,521	76,710
Property and equipment, net	59,359	61,442
Operating leases - right of use asset	28,101	—
Deferred tax assets, net	22,976	26,387
Intangible assets, net	19,836	21,976
Goodwill	7,325	7,225
Restricted cash	1,200	1,200
Other noncurrent assets	13,708	11,775

Total assets	$645,612	$585,680

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$963	$5,588
Accrued liabilities	24,315	26,695
Deferred revenues, current	176,609	164,624
Operating lease liability, current	6,826	—

Total current liabilities	208,713	196,907
Deferred revenues, noncurrent	20,835	20,423
Operating lease liability, noncurrent	31,987	—
Other noncurrent liabilities	479	10,361

Total liabilities	262,014	227,691
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	345,637	330,572
Accumulated other comprehensive income (loss)	1,240	(586)
Retained earnings	36,682	27,964

Total stockholders’ equity	383,598	357,989

Total liabilities and stockholders’ equity	$645,612	$585,680

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flow from operating activities:
Net income	$29,498	$19,435
Adjustments to reconcile net income to net cash provided by operative activities:
Depreciation and amortization expense	15,809	14,249
Bad debt expense	86	—
Loss on disposal of property and equipment	183	9
Stock-based compensation	16,780	15,914
Amortization of premiums and accretion of discounts on marketable securities	(1,060)	(169)
Deferred income taxes	3,047	681
Changes in operating assets and liabilities:
Accounts receivable	12,555	11,876
Prepaid expenses and other assets	(6,863)	(4,073)
Accounts payable	(1,189)	(331)
Accrued liabilities	(121)	6,238
Deferred revenues	12,397	4,424
Other noncurrent liabilities	153	(1,026)

Net cash provided by operating activities	81,275	67,227

Cash flow from investing activities:
Purchases of marketable securities	(184,829)	(151,825)
Sales and maturities of marketable securities	193,270	120,838
Purchases of property and equipment	(14,138)	(13,240)
Business combinations	(1,850)	(3,359)
Purchase of privately-held investment	—	(2,500)

Net cash used in investing activities	(7,547)	(50,086)

Cash flow from financing activities:
Proceeds from exercise of stock options	8,991	12,174
Payments for taxes related to net share settlement of equity awards	(7,411)	(8,935)
Principal payments under capital lease obligations	(836)	(794)
Repurchase of common stock	(24,117)	(19,356)

Net cash used in financing activities	(23,373)	(16,911)

Effects of exchange rate changes on cash	—	(42)

Net increase in cash, cash equivalents and restricted cash	50,355	188
Cash, cash equivalents and restricted cash at beginning of period	42,226	87,791

Cash, cash equivalents and restricted cash at end of period	$92,581	$87,979

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$16,232	$10,293	$29,498	$19,435
Depreciation and amortization of property and equipment	6,354	6,342	12,769	12,752
Amortization of intangible assets	1,520	864	3,040	1,497
Interest expense	28	39	70	77
Provision for income taxes	2,277	1,486	4,848	1,995

EBITDA	26,411	19,024	50,225	35,756
Stock-based compensation	8,335	7,023	16,780	15,914
Interest income and Other income (expense), net	(2,429)	(923)	(4,257)	(2,206)
Acquisition-related expenses (1) (2) (3) (4)	1,059	1,610	1,253	1,888

Adjusted EBITDA	$33,376	$26,734	$64,001	$51,352

(1)	For three months ended June 30, 2019, includes $0.1 million and $0.9 million of compensation related to acquisitions in 2019 and 2018, respectively.
(2)

For six months ended June 30, 2019, includes $0.5 million, $2.1 million and $0.1 million of compensation related to acquisitions in 2019, 2018 and 2017, respectively, offset by $1.4 million of reversals of previous obligations.

(3)	For three months ended June 30, 2018, includes $1.6 million of compensation related to acquisitions in 2017.
(4)	For six months ended June 30, 2018, includes $1.9 million of compensation related to acquisitions in 2017.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30 ,
	2019	2018	2019	2018
GAAP Cost of revenues	$17,537	$16,248	$35,246	$32,149
Less: Stock-based compensation	(552)	(609)	(1,097)	(1,263)
Less: Acquisition-related expenses (1)	(3)	—	(3)	—
Less: Amortization of intangible assets	(1,495)	(839)	(2,990)	(1,447)

Non-GAAP Cost of revenues	$15,487	$14,800	$31,156	$29,439

GAAP Gross profit	$61,392	$51,905	$119,026	$100,882
Plus: Stock-based compensation	552	609	1,097	1,263
Plus: Acquisition-related expenses (1)	3	—	3	—
Plus: Amortization of intangible assets	1,495	839	2,990	1,447

Non-GAAP Gross Profit	$63,442	$53,353	$123,116	$103,592

GAAP Research and development	$17,695	$13,128	$33,532	$25,681
Less: Stock-based compensation	(2,704)	(1,976)	(5,044)	(3,817)
Less: Acquisition-related expenses (1)	(1,052)	(43)	(1,246)	(86)
Less: Amortization of intangible assets	(25)	(25)	(50)	(50)

Non-GAAP Research and development	$13,914	$11,084	$27,192	$21,728

GAAP Sales and marketing	$17,165	$18,976	$34,480	$35,209
Less: Stock-based compensation	(1,063)	(1,105)	(2,131)	(2,506)
Less: Acquisition-related expenses (1)	(4)	(1,567)	(4)	(1,802)

Non-GAAP Sales and marketing	$16,098	$16,304	$32,345	$30,901

GAAP General and administrative	$10,424	$8,906	$20,855	$20,691
Less: Stock-based compensation	(4,016)	(3,333)	(8,508)	(8,328)

Non-GAAP General and administrative	$6,408	$5,573	$12,347	$12,363

GAAP Operating expenses	$45,284	$41,010	$88,867	$81,581
Less: Stock-based compensation	(7,783)	(6,414)	(15,683)	(14,651)
Less: Acquisition-related expenses (1)	(1,056)	(1,610)	(1,250)	(1,888)
Less: Amortization of intangible assets	(25)	(25)	(50)	(50)

Non-GAAP Operating expenses	$36,420	$32,961	$71,884	$64,992

GAAP Income from operations	$16,108	$10,895	$30,159	$19,301
Plus: Stock-based compensation	8,335	7,023	16,780	15,914
Plus: Acquisition-related expenses (1)	1,059	1,610	1,253	1,888
Plus: Amortization of intangible assets	1,520	864	3,040	1,497

Non-GAAP Income from operations	$27,022	$20,392	$51,232	$38,600

GAAP Net income	$16,232	$10,293	$29,498	$19,435
Plus: Stock-based compensation	8,335	7,023	16,780	15,914
Plus: Acquisition-related expenses (1)	1,059	1,610	1,253	1,888
Plus: Amortization of intangible assets	1,520	864	3,040	1,497
Less: Tax adjustment	(4,205)	(3,402)	(7,349)	(7,361)

Non-GAAP Net income	$22,941	$16,388	$43,222	$31,373

Non-GAAP Net income per share:
Basic	$0.59	$0.42	$1.10	$0.81

Diluted	$0.55	$0.39	$1.04	$0.75

Weighted average shares used in non-GAAP net income per share:
Basic	39,198	38,987	39,143	38,843

Diluted	41,530	42,215	41,570	42,074

(1)	Relates to compensation expense from the acquisition of Adya, Layered Insight, 1Mobility and NetWatcher.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2019	2018
GAAP Cash flows provided by operating activities (1)	$81,275	$67,227
Less:
Purchases of property and equipment	(14,138)	(13,240)
Principal payments under capital lease obligations	(836)	(794)

Non-GAAP Free cash flows	$66,301	$53,193

(1)	Includes $2.2 million and $2.0 million of acquisition related expenses paid during the six months ended June 30, 2019 and 2018 respectively.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended June 30,
	2019	2018
GAAP Revenue	$78,929	$68,153
Plus: Current deferred revenue at June 30	176,609	151,419
Less: Current deferred revenue at March 31	(174,452)	(147,656)

Non-GAAP Calculated current billings	$81,086	$71,916

Calculated current billings growth compared to same quarter of prior year	13%	20%